Page 18 of 51 Pages


                                                                     EXHIBIT OOO


                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT


          THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT, dated as of March 12, 2003 (this "Agreement"), is entered into by and between BLUEFLY, INC., a Delaware corporation (the "Company"), and the investors listed on Schedule 1 hereto (each, an "Investor" and, collectively, the "Investors").

                                    RECITALS

          WHEREAS, the Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, 4,027.123 shares (the "Purchased Shares") of Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"), of the Company on the terms, and subject to the conditions, contained herein;

          WHEREAS, the Investors currently own, among other things, (a) an aggregate of two thousand, one hundred (2,100) shares of the Company's Series 2002 Convertible Preferred Stock, par value $.01 per share (the "Series 2002 Preferred Stock"), (b) convertible demand promissory notes, dated September 27, 2002, issued by the Company in the aggregate principal amount of two million dollars ($2,000,000), and with accrued and unpaid interest thereon, as of the date hereof, in the aggregate amount of $27,123 (the "2002 Notes") and (c) convertible demand promissory notes, dated January 28, 2003, issued by the Company in the aggregate principal amount of one million dollars ($1,000,000), and with accrued and unpaid interest thereon, as of the date hereof, in the aggregate amount of $9,425 (the "2003 Notes");

          WHEREAS, the 2002 Notes are prepayable at the Company's option, and the Company desires to use a portion of the proceeds of the sale of the Purchased Shares to prepay all outstanding principal and interest on the 2002 Notes; and

          WHEREAS, the Series 2002 Preferred Stock and the 2003 Notes are convertible, at the holder's option, into the equity securities sold by the Company in any round of financing consummated after the date of their issuance, and the Investors desire, pursuant to the conversion provisions of the Series 2002 Preferred Stock and the 2003 Notes, to convert their Series 2002 Preferred Stock and 2003 Notes into an aggregate of 3,109.425 shares of Series D Preferred Stock (the "Conversion Shares," and, together with the Purchased Shares, the "Shares").

                                    AGREEMENT

          NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


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                                                             Page 19 of 51 Pages


                                   ARTICLE I
                           PURCHASE AND SALE OF SHARES
                           ----------------------------

          SECTION 1.1 Purchased Shares; Prepayment of 2002 Notes. Subject to the terms and conditions hereof: (a) the Company hereby issues and sells to the Investors, and each Investor hereby purchases from the Company, the number of Purchased Shares set forth opposite such Investor's name in Schedule 1, for a purchase price of one thousand dollars ($1,000) per share, resulting in an aggregate purchase price for all Purchased Shares sold pursuant to the terms hereof of $4,027,123 (the "Purchase Price"); (b) the Company hereby exercises its right to prepay each 2002 Note in full pursuant to Section 2(b) thereof, and directs that the portion of the Purchase Price set forth opposite each Investor's name in Schedule 1 (the "Retained Amount") be retained by such Investor as payment in full of all outstanding principal and interest under such Investor's 2002 Note (the aggregate of such Retained Amounts equaling $2,027,123); and (c) each Investor hereby waives any right to notice of prepayment required under Section 2(b) of such Investor's 2002 Note, and accepts the relevant Retained Amount as payment in full of all outstanding principal and interest under such Investor's 2002 Notes. Simultaneously with the execution of this Agreement, in order to further evidence the transactions described in clauses (b) and (c) above, each Investor is returning its 2002 Note to the Company for cancellation.

          SECTION 1.2 Conversion Shares. Subject to the terms and conditions hereof, each Investor hereby: (a) converts all outstanding principal and interest under its 2003 Note (the aggregate amount of which is set forth opposite such Investor's name on Schedule 1) into the number of shares of Series D Preferred Stock set forth opposite such Investor's name on Schedule 1; (b) converts all of its shares of Series 2002 Preferred Stock (the aggregate number of shares of which is set forth on Schedule 1) into the number of shares of Series D Preferred Stock set forth opposite such Investor's name on Schedule 1; and (c) waives any right to notice of the issuance of the Purchased Shares pursuant to Section 5(a) of each 2003 Note and Section 5 of the Certificate of Powers, Designations, Preferences and Rights of the Series 2002 Preferred Stock. Simultaneously with the execution of this Agreement, in order to further evidence the transactions described in clauses (a) and (b) above, each Investor is returning its 2003 Note and its shares of Series 2002 Preferred Stock to the Company for cancellation.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Investors as follows:

          SECTION 2.1 Organization, etc. The Company and its Subsidiary (as defined in Section 2.4(b)) have each been duly formed, and are each validly existing as a corporation in good standing under the laws of their respective States of incorporation, and are each qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the assets, liabilities, condition (financial or other), business or results of operations of the Company and its Subsidiary taken as a whole (a "Material Adverse Effect"). The Company and its Subsidiary each have the requisite corporate power and


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                                                             Page 20 of 51 Pages

authority to own, lease and operate their respective properties and to conduct their respective businesses as presently conducted. The Company has the requisite corporate power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.

          SECTION 2.2 Authorization. The execution, delivery and performance of this Agreement, the issuance of the Shares and the prepayment of the 2002 Notes have been duly authorized by all necessary corporate action on the part of the Company, including, without limitation, the due authorization by the affirmative votes of a majority of the disinterested directors of the Company's Board of Directors.

          SECTION 2.3 Validity; Enforceability. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

          SECTION 2.4 Capitalization.

               (a) As of the date hereof, the authorized capital stock of the Company consists of 92,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), and 25,000,000 shares of preferred stock, $0.01 par value per share, of which 500,000 shares have been designated Series A Convertible
Preferred  Stock,  9,000,000  shares have been  designated  Series B Convertible
Preferred  Stock,  2,100  shares have been  designated  Series 2002  Convertible
Preferred  Stock,  3,500  shares  have  been  designated  Series  C  Convertible
Preferred Stock and 7,150 shares have been designated Series D Convertible Preferred Stock. Without giving effect to the transactions contemplated by this Agreement, the issued and outstanding capital stock of the Company consists of
(i) 11,024,568 shares of Common Stock, (ii) 460,000 shares of Series A Convertible Preferred Stock, (iii) 8,889,414 shares of Series B Convertible Preferred Stock, (iv) 2,100 shares of Series 2002 Convertible Preferred Stock and (v) 1,000 shares of Series C Convertible Preferred Stock. All such shares of the Company have been duly authorized and are fully paid and non-assessable. Except as set forth on Schedule 2.4 hereto or as otherwise contemplated by this Agreement, there are no outstanding options, warrants or other equity securities that are convertible into, or exercisable for, shares of the Company's capital stock.

               (b) The only Subsidiary of the Company is Clothesline Corporation. The Company owns all of the issued and outstanding capital stock of its Subsidiary, free and clear of all liens and encumbrances. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws. There are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, the Company's Subsidiary, and there is no outstanding security of any kind convertible into or exchangeable for


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                                                             Page 21 of 51 Pages

such shares or proprietary interest. "Subsidiary" means, with respect to the Company, a corporation or other entity of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by the Company.

               SECTION 2.5 Governmental Consents. The execution and delivery by the Company of this Agreement, and the performance by the Company of the transactions contemplated hereby, do not and will not require the Company to effectuate or obtain any registration with, consent or approval of, or notice to any federal, state or other governmental authority or regulatory body, other than periodic and other filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and listing applications and/or notifications to The Nasdaq SmallCap Market and The Boston Stock Exchange with respect to the issuance of the Shares and/or the shares of Common Stock issuable upon conversion of the Shares. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this
Section 2.5, the Company is relying on the representations and warranties made by the Investors in Section 3.4.

               SECTION 2.6 No Violation. The execution and delivery of this Agreement and the performance by the Company of the transactions contemplated hereby will not (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of the Company, (ii) result in a default or breach of, or, except for the approval of the holders of the Company's Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series 2002 Convertible Preferred Stock and the Series C Convertible Preferred Stock, require any consent, approval, authorization or permit of, or filing or notification to, any person, company or entity under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or any of their respective assets may be bound or (iii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Company or its Subsidiary, except, in the case of clause (ii) or (iii) above, any such event that could not reasonably be expected to have a Material Adverse Effect or materially impair the transactions contemplated hereby.

               SECTION 2.7 Issuance of Shares. The Shares have been validly issued, and, upon payment therefor, will be fully paid and non-assessable. The offering, issuance, sale and delivery of the Shares as contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), are being made in compliance with all applicable federal and (except for any violation or non-compliance that could not reasonably be expected to have a Material Adverse Effect) state laws and regulations concerning the offer, issuance and sale of securities, and are not being issued in violation of any preemptive or other rights of any stockholder of the Company. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 2.7, the Company is relying on the representations and warranties made by the Investors in Section 3.4.

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                                                             Page 22 of 51 Pages

               SECTION 2.8 Absence of Certain Developments. Since December 31, 2001, there has not been any: (i) material adverse change in the condition, financial or otherwise, of the Company and its Subsidiary (taken as a whole) or in the assets, liabilities, properties or business of the Company and its Subsidiary (taken as a whole); (ii) declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any capital stock of the Company; (iii) waiver of any valuable right of the Company or its Subsidiary or cancellation of any material debt or claim held by the Company or its Subsidiary; (iv) material loss, destruction or damage to any property of the Company or its Subsidiary, whether or not insured; (v) acquisition or disposition of any material assets (or any contract or arrangement therefor) or any other material transaction by the Company or its Subsidiary otherwise than for fair value in the ordinary course of business consistent with past practice; or (vi) other agreement or understanding, whether in writing or otherwise, for the Company or its Subsidiary to take any action of the type, or any action that would result in an event of the type, specified in clauses (i) through (v).

               SECTION 2.9 Commission Filings. The Company has filed all required forms, reports and other documents with the Securities and Exchange Commission (the "Commission") for periods from and after January 1, 2001 (collectively, the "Commission Filings"), each of which has complied in all material respects with all applicable requirements of the Securities Act and/or the Exchange Act (as applicable). The Company has heretofore made available to the Investors all of the Commission Filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2002, June 30, 2002 and September 30, 2002. As of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included or incorporated by reference in such Commission Filings have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP") (except as may be indicated in the notes thereto or, in the case of the unaudited consolidated statements, as permitted by Form 10-Q), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiary as of the dates thereof and the results of operations for the periods then ended (subject, in the case of any unaudited consolidated interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments).

               SECTION 2.10 Brokers. Neither the Company, nor any of its officers, directors or employees, has employed any broker or finder, or incurred any liability for any brokerage fees, commissions, finder's or other similar fees or expenses in connection with the transactions contemplated hereby.

                                                             Page 23 of 51 Pages

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

          Each Investor represents and warrants to the Company, severally but not jointly, as follows:

          SECTION 3.1 Organization, etc. Such Investor has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization. Such Investor has the requisite organizational power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.

          SECTION 3.2 Authority. The execution, delivery and performance of this Agreement have been duly authorized by all necessary organizational or other action on the part of such Investor.

          SECTION 3.3 Validity; Enforceability. This Agreement has been duly executed and delivered by such Investor, and constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

          SECTION 3.4 Investment Representations.

               (a) Such Investor acknowledges that the offer and sale of the Shares to such Investor have not been registered under the Securities Act, or the securities laws of any state or regulatory body, are being offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and such laws and may not be transferred or resold without registration under such laws unless an exemption is available. The certificates representing the Shares will be imprinted with a legend in substantially the following form:

               "THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE
               SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE."

               (b) Such Investor is acquiring the Shares for investment, and not with a view to the resale or distribution thereof, and is acquiring such Shares for its own account.

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                                                             Page 24 of 51 Pages


               (c) Such Investor is an "accredited investor" (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act), is sophisticated in financial matters and is familiar with the business of the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Investor has had the opportunity to investigate on its own the Company's business, management and financial affairs and has had the opportunity to review the Company's operations and facilities and to ask questions and obtain whatever other information concerning the Company as such Investor has deemed relevant in making its investment decision.

               (d) Such Investor is in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. Neither such Investor, nor any of its principal owners, partners, members, directors or officers is included on: (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals; (ii) Executive Order 13224, which sets forth a list of individuals and groups with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism or (iii) any other watch list issued by any governmental authority, including the Commission.

               (e) No representations or warranties have been made to such Investor by the Company or any director, officer, employee, agent or affiliate of the Company, other than the representations and warranties of the Company set forth herein, and the decision of such Investor to purchase the Shares is based on the information contained herein, the Commission Filings and such Investor's own independent investigation of the Company.

          SECTION 3.5 Governmental Consents. The execution and delivery by such Investor of this Agreement, and the performance by such Investor of the transactions contemplated hereby, do not and will not require such Investor to effectuate or obtain any registration with, consent or approval of, or notice to any federal state or other governmental authority or regulatory body, except for the filing with the Commission of a Form 4 and an amendment to such Investor's
Schedule 13D under the Exchange Act with respect to its acquisition of the Shares.

          SECTION 3.6 No Violation. The execution and delivery of this Agreement and the performance by such Investor of the transactions contemplated hereby, will not (i) conflict with or result in a breach of any provision of the articles of incorporation, by-laws or similar organizational documents of such Investor or (ii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to such Investor, except, in the case of clause (ii) above, any such violation that could not reasonably be expected to materially impair the transactions contemplated hereby.

          SECTION 3.7 Brokers. Neither such Investor, nor any of its officers, directors or employees, has employed any broker or finder, or incurred any liability for any brokerage fees,

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                                                             Page 25 of 51 Pages


commissions, finder's or other similar fees or expenses in connection with the transactions contemplated hereby.

                                   ARTICLE IV
                            SURVIVAL; INDEMNIFICATION

          SECTION 4.1 Survival. The representations and warranties contained in Articles II and III hereof shall survive until the first anniversary of the date hereof.

          SECTION 4.2 Indemnification. Each party (including its officers, directors, employees, affiliates, agents, successors and assigns (each an "Indemnified Party")) shall be indemnified and held harmless by the other parties hereto (each an "Indemnifying Party") for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (collectively, "Losses"), arising out of or resulting from the breach of any representation or warranty made by an Indemnifying Party contained in this Agreement. Notwithstanding the foregoing, the aggregate liability of any Investor under this Article IV shall in no event exceed fifty percent (50%) of the purchase price paid by such Investor for the Shares purchased by it and the aggregate liability of the Company under this Article IV shall in no event exceed fifty percent (50%) of the purchase price paid by the Investors for the Shares, except that the Company's liability for a violation of any of the representations and warranties contained in the first two sentences of Section 2.7 may exceed such limitation, but shall in no event exceed one hundred percent (100%) of the purchase price paid by the Investors for the Shares.

          SECTION 4.3 Indemnification Procedure. The obligations and liabilities of the Indemnifying Party under this Article IV with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article IV ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim promptly after the receipt by the Indemnified Party of such notice (which notice shall include the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises); provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IV except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article IV. Upon written notice to the Indemnified Party within five (5) days of the receipt of such notice, the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its or his expense and through counsel of its or his choice (which counsel shall be reasonably satisfactory to the Indemnified Party); provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of counsel to the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its or his own counsel in

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                                                             Page 26 of 51 Pages


each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to such Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses (including himself), records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party on behalf of the Indemnified Party without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld); provided, however, in the event that the Indemnified Party does not consent to any such settlement that would provide it with a full release from indemnified Loss and would not require it to take, or refrain from taking, any action, the Indemnifying Party's liability for indemnification shall not exceed the amount of such proposed settlement. The Indemnified Party will refrain from any act or omission that is inconsistent with the position taken by the Indemnifying Party in the defense of a Third Party Claim unless the Indemnified Party determines that such act or omission is reasonably necessary to protect its own interest.

                                   ARTICLE V
                                  MISCELLANEOUS

          SECTION 5.1 Change of Control Provision. For so long as any of the Shares are owned by the Investors or their affiliates, the Company will not agree to, or take any action to approve or otherwise facilitate any, merger or consolidation or Change of Control (including granting approvals required under applicable anti-takeover statutes), unless provision has been made for the holders of the Shares to receive from the acquiror or any other person or entity (other than the Company) as a result of and in connection with the transaction an amount in cash equal to the aggregate liquidation preference for the Shares held by them, as set forth in the Certificate of Powers, Designations, Preferences and Rights of the Series D Preferred Stock. The parties hereto agree that irreparable damage would occur in the event that the provisions of this
Section 5.1 were not performed in accordance with their terms and the Investors shall be entitled to specific performance of the terms of this Section 5.1 in addition to any other remedies at law or in equity. For purposes of this Section 5.1: a "Change of Control" shall mean any of the following (i) any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) becoming the beneficial owner, directly or indirectly, of outstanding shares of Capital Stock of the Company entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of the shareholders of the Company in the election of directors (the term "beneficial owner" shall be determined in accordance with Rule 13d-3 of the Exchange Act), (ii) a majority of the Board of Directors of the Company shall consist of Persons other than Continuing Directors, (iii) a recapitalization, reorganization, merger,

                                                             Page 27 of 51 Pages


consolidation or similar transaction, in each case with respect to which all or substantially all the Persons who are the respective beneficial owners, directly or indirectly, of the outstanding shares of Capital Stock of the Company immediately prior to such recapitalization, reorganization, merger, consolidation or similar transaction, will own less than 50% of the combined voting power of the then outstanding shares of Capital Stock of the Company resulting from such recapitalization, reorganization, merger, consolidation or similar transaction, (iv) the sale or other disposition of all or substantially all the assets of the Company in one transaction or in a series of related transactions, (v) any transaction occurs (other than one described in (iv) or
(v))), the result of which is that the Common Stock is not required to be registered under Section 12 of the Exchange Act and in which the holders of Common Stock of the Company do not receive common stock of the Person surviving such transaction which is required to be registered under Section 12 of the Exchange Act, or (vi) immediately after any merger, consolidation, recapitalization or similar transaction, a "group" (within the meaning of Section 13(d)(3) of the Exchange Act), other than a group that includes the Investors and/or their affiliates, shall be the beneficial owners, directly or indirectly, of outstanding shares of Capital Stock of the Company (or any Person surviving such transaction) entitling them collectively to exercise 50% or more of the total voting power of shares of Capital Stock of the Company (or the surviving Person in such transaction) and in connection with or as a result of such transaction, the Company (or such surviving Person) shall have incurred or issued additional indebtedness such that the total indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction; "Capital Stock" shall mean, with respect to the Company, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, the Company's capital stock; and "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity; and "Continuing Directors" shall mean any member of the Board of Directors on the date hereof and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors.

          SECTION 5.2 Registrable Securities. The shares of Common Stock issuable upon the conversion of the Shares (the "New Registrable Securities") shall be deemed "Registrable Securities" under the terms of the Investment Agreement by and among the Company, the Company's predecessor and the Investors, dated November 13, 2000 (the "Series B Investment Agreement") (subject to the provisions of Section 13.1(a) of the Series B Investment Agreement), and the parties hereto (who also constitute all of the parties to the Series B Investment Agreement) hereby amend the definition of "Registrable Securities" contained in the Series B Investment Agreement so that such definition includes the New Registrable Securities, along with any other securities already included within the definition thereof.

          SECTION 5.3 Standby Commitment. The Investors hereby irrevocably agree, severally but not jointly, that they shall provide the Company up to an aggregate of one million dollars ($1,000,000) (the "Commitment Amount"). The Commitment Amount may be drawn by the Company, at its option (as determined by the disinterested members of the Board of Directors of

                                                             Page 28 of 51 Pages


the Company) at any time prior to January 1, 2004 in one or more tranches; provided, however, that the Company may draw from the Commitment Amount only at such time as its total cash balances are less than one million dollars ($1,000,000); and provided, further, that the Commitment Amount shall be reduced by the gross cash proceeds received by the Company or any of its subsidiaries from the issuance after the date hereof of any equity or convertible securities, excluding the issuance of equity or convertible securities in connection with:
(1) financing provided by the Investors pursuant to this Agreement, (2) any trade payables and other financing arrangements entered into in the ordinary course of business and (3) any financing or credit accommodations received by the Company pursuant to the Financing Agreement, dated March 30, 2001, between the Company and Rosenthal & Rosenthal, Inc., as the same may be amended or supplemented from time to time. Any and all draws against the Commitment Amount shall be effected through the purchase of newly-designated shares of Series E Convertible Preferred Stock ("Series E Preferred Stock") on terms and conditions substantially identical to those set forth herein, with the Series E Preferred Stock having rights substantially identical to the Series D Preferred Stock except that: (a) the conversion price of the Series E Preferred Stock shall be the lower of (i) the conversion price of the Series D Preferred Stock and (ii) the average closing price of the Common Stock on the Nasdaq SmallCap Market for the ten (10) trading days preceding the issuance of the Series E Preferred Stock; and (b) the Series E Preferred Stock shall not be convertible into Common Stock (and shall not be entitled to vote with the Common Stock on matters submitted to a vote of the holders of the Common Stock) until such time as the Company's stockholders approve the conversion rights of the Series E Preferred Stock to the extent such approval is required by the rules of the Nasdaq SmallCap Market or any other national securities exchange or quotation system upon which the Common Stock may be listed from time to time. The Company shall notify the Investors in writing within two (2) business days of the receipt of any funds that would reduce the Commitment Amount; provided that the Commitment Amount shall automatically be reduced whether or not the Company provides such notice. The obligation of Quantum Industrial Partners LDC in respect of the Commitment Amount shall be limited to 96.83% of the entire Commitment Amount, and the obligation of SFM Domestic Investments LLC shall be limited to 3.17% of the entire Commitment Amount.

          SECTION 5.4 Stockholder Approval. The Company shall put forth proposals at its next annual or special meeting of stockholders seeking approval of the conversion rights of the Series D Preferred Stock and the Series E Preferred Stock. The Company shall take all reasonable action to convene a meeting of stockholders of the Company to be held on or before December 31, 2003 to approve the foregoing matters.

          SECTION 5.5 Publicity. Except as may be required by applicable law or the rules of any securities exchange or market on which securities of the Company are traded, no party hereto shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement and the transactions contemplated hereby, without prior approval of the others; provided, however, that nothing in this Agreement shall restrict the Company or any Investor from disclosing such information (a) that is already publicly available, (b) that may be required or appropriate in response to any summons or subpoena (provided that the disclosing party will use commercially reasonable efforts to notify the other parties in advance of such disclosure under this

                                                             Page 29 of 51 Pages


clause (b) so as to permit the non-disclosing parties to seek a protective order or otherwise contest such disclosure, and the disclosing party will use commercially reasonable efforts to cooperate, at the expense of the non-disclosing parties, in pursuing any such protective order) or (c) in connection with any litigation involving disputes as to the parties' respective rights and obligations hereunder.

          SECTION 5.6 Entire Agreement. This Agreement and any other agreement or instrument to be delivered expressly pursuant to the terms hereof constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and supersede all previous negotiations, commitments and writings with respect to such subject matter.

          SECTION 5.7 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

          SECTION 5.8 Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the parties against whom such amendment or modification is sought to be enforced.

          SECTION 5.9 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

          SECTION 5.10 Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

To Company:                         Bluefly, Inc.
                                            42 West 39th Street, 9th Floor
                                            New York, New York 10018
                                            Fax:     (212) 840-1903
                                            Attn:    Jonathan B. Morris

                                            With a copy to:

                                            Swidler Berlin Shereff Friedman, LLP

                                                             Page 30 of 51 Pages

                                            405 Lexington Avenue
                                            New York, New York 10174
                                            Fax:     (212) 891-9598
                                            Attn:    Richard A. Goldberg, Esq.


To the Investors:          To the address set forth on Schedule 1.

          SECTION 5.11 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          SECTION 5.12 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles. The parties agree that the federal and state courts located in New York, New York shall have exclusive jurisdiction over any dispute involving this Agreement or the transactions contemplated hereby, and each party hereby irrevocably submits to the jurisdiction of, and waives any objection to the laying of venue in, such courts.

          SECTION 5.13 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, and a facsimile signature shall have the same force and effect as an original signature on this Agreement.

          SECTION 5.14 Expenses. The Company shall reimburse the Investors for their reasonable legal fees and expenses incurred in connection with the negotiation of this Agreement and the transactions contemplated hereby. Except as provided above, all costs and expenses, including, without limitation, fees and disbursements of counsel, incurred in connection with the negotiation, execution and delivery of this Agreement and its related documents shall be paid by the party incurring such costs and expenses, whether or not the closing shall have occurred.

                                                             Page 31 of 51 Pages


          IN WITNESS WHEREOF, this Agreement has been duly executed on the date first set forth above.

                                BLUEFLY, INC.

                                By:
                                     -------------------------------
                                     Name:
                                     Title:

                                QUANTUM INDUSTRIAL PARTNERS LDC



                                By:
                                     -------------------------------
                                     Name:
                                     Title:

                                SFM DOMESTIC INVESTMENTS LLC



                                By:
                                     -------------------------------
                                     Name:
                                     Title:

                                                             Page 32 of 51 Pages

                                                           SCHEDULE 1

                                                 INVESTORS AND SHARE ALLOCATIONS
                                                 -------------------------------

                                                                                                   Shares
                                                             Aggregate                             Issued
                                                             Principal     Shares                  Upon
                                      Aggregate              and           Issues       Shares of  Conver-
                                      Purchase               Interest      Upon         2002       sion of
                                      Price for              Outstanding   Conversion   Preferred  2002       Total
Name and Address        Shares        Shares     Retained    Under         of           Stock      Preferred  Shares    Total
of Investor             Purchased     Purchased  Amount      2003 Note     2003 Note    Converted  Stock      Issued    Funded
----------------        ---------     ---------  --------    -----------   ---------    --------   -------    ------    ------

------------------------------------------------------------------------------------------------------------------------------------

Quantum Industrial      3,899.463     $3,899,463 $1,962,863   $977,426     977.426      2,033.43   2,033.43   6,910.319  $1,936,600
Partners LDC
Kaya Flamboyan 9
Villemstad
Curacao
Netherlands-Antilles

with a copy to:

Soros Fund
Management LLC
888 Fifth Avenue
New York, New York
10106
Facsimile:
(212) 664-0544
Attn:
John F. Brown, Esq.
------------------------------------------------------------------------------------------------------------------------------------
SFM Domestic
Investments LLC           127.660     $127,660   $64,260      $31,999         31.999         66.57    66.57     226.229    $63,400
c/o Soros Fund
Management LLC
888 Fifth Avenue
New York, New York
10106
Facsimile:
(212) 664-0544
Attn:
John F. Brown, Esq.

------------------------------------------------------------------------------------------------------------------------------------
               TOTAL      4,027.123   $4,027,123 $2,027,123   $1,009,425      1,099.425      2,100    2,100   7,136.548  $2,000,000
------------------------------------------------------------------------------------------------------------------------------------


                                                             Page 33 of 51 Pages


                                  SCHEDULE 2.4

                                 CAPITALIZATION


         As of the date hereof, but without giving effect to the transactions contemplated by this Agreement, the following equity securities are outstanding and convertible into, or exercisable for shares of Common Stock:

         1. 460,000 shares of Series A Convertible Preferred Stock (the "Series A Stock") are issued and outstanding. The Series A Stock is convertible into 3,931,624 shares of Common Stock.

         2. 8,889,414 shares of Series B Convertible Preferred Stock (the "Series B Stock") are issued and outstanding. The Series B Stock is convertible into 22,336,913 shares of Common Stock.

         3. Warrants to purchase an aggregate of 1,094,144 shares of Common Stock are issued and outstanding.

         4. Options issued to purchase 9,525,412 shares of Common Stock are issued and outstanding under the Company's 1997 Stock Option Plan, as amended, and 2000 Stock Option Plan, as amended.

         5. 2,100 shares of Series 2002 Preferred Stock are issued and outstanding. The Series 2002 Preferred Stock is convertible into Subsequent Round Securities (as defined in the Certificate of Designations relating to the Series 2002 Stock), and such Subsequent Round Securities may include Common Stock or securities convertible into Common Stock.

         6. 1,000 shares of Series C Convertible Preferred Stock (the "Series C Stock") are issued and outstanding. The Series C Stock is convertible into 1,075,270 shares of Common Stock.

         7. 2002 Notes in the aggregate principal amount of $2,000,000 are issued and outstanding. The 2002 Notes, without regard to interest accumulated thereon, are convertible into 2,000 shares of Series C Stock, which are convertible into 2,150,540 shares of Common Stock.

         8. 2003 Notes in the aggregate principal amount of $1,000,000 are issued and outstanding. The 2003 Notes are convertible into Subsequent Round Securities (as defined in the 2003 Notes), and such Subsequent Round Securities may include Common Stock or securities convertible into Common Stock.